UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2017 (March 31, 2017)

 CIT GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31369	65-1051192
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

11 W. 42nd Street
New York, New York 10036

(Address of registrant’s principal executive office)

Registrant's telephone number, including area code:    (212) 461-5200

11 West 42nd Street
New York, New York 10036

________________________________________________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

_________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4I under the Exchange Act (17 CFR 240.13e-4I)

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

The information in Item 2.01 is incorporated by reference into this Item 1.01.

Section 2 – Financial Information

Item 2.01. Completion of Acquisition or Disposition of Assets.

As previously disclosed, on October 6, 2016, CIT Group Inc. (“we,” “our,” “CIT,” or the “Company”) and C.I.T. Leasing Corporation, a Delaware corporation and wholly owned subsidiary of CIT (“CIT Leasing”), entered into a Purchase and Sale Agreement (the “Purchase Agreement”) by and among CIT Leasing, Park Aerospace Holdings Limited, an exempted company incorporated with limited liability under the laws of the Cayman Islands and wholly-owned subsidiary of Avolon (as defined below) (“Purchaser”), and solely with respect to specified sections thereof, CIT, Bohai Capital Holding Co., Ltd., a limited company under the laws of the People’s Republic of China (“Bohai”) and Avolon Holdings Limited, an exempted company with limited liability under the laws of the Cayman Islands and wholly-owned subsidiary of Bohai (“Avolon”).

The Purchase Agreement provides for the acquisition by Purchaser of CIT’s commercial aircraft leasing business (the “Commercial Air Business”) through the acquisition by (i) Purchaser of all of the equity interests of C2 Aviation Capital, LLC (formerly C2 Aviation Capital, Inc.) (“C2”), a wholly owned subsidiary of CIT Leasing (the “C2 Sale”) and (ii) a wholly-owned subsidiary of Purchaser of the issued and outstanding shares of CIT Holdings Canada ULC, an indirect wholly-owned subsidiary of C2, which owns substantially all of the non-U.S. portion of the Commercial Air Business (the “Canadian Sale” and together with the C2 Sale, the “Transactions”).

On April 3, 2017, CIT completed the Canadian Sale and on April 4, 2017, CIT completed the C2 Sale.

The aggregate purchase price paid by Purchaser and its subsidiaries to CIT and its subsidiaries for the Transactions (the “Purchase Price”) was approximately $10.4 billion in cash, which is equal to (a) the adjusted net asset amount of the Commercial Air Business as of Closing plus (b) a premium of approximately $627 million.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the actual terms of the Purchase Agreement, which is attached as Exhibit 2.1 hereto and is incorporated herein by reference. The Purchase Agreement is also described more fully in CIT’s Current Report on Form 8-K filed with the SEC on October 12, 2016.

In connection with the closing of the Transactions, on April 3, 2017, CIT Leasing, Avolon and Purchaser entered into a letter agreement (the “Letter Agreement”), pursuant to which, among other things, CIT Leasing and Purchaser mutually waived the closing condition set forth in the Purchase Agreement which would have required the consents or approvals of certain governmental entities, and Purchaser made additional representations to CIT Leasing relating thereto. The foregoing summary of the Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Letter Agreement, which is filed as Exhibit 2.2 hereto and is incorporated herein by reference.

Section 5 – Corporate Governance and Management

Item  5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 4, 2017, C. Jeffery Knittel, President – Transportation Finance, departed CIT in connection with the C2 Sale. Subject to compliance with the terms of his Employment Agreement, between CIT Aerospace LLC (which was acquired by the Purchaser as part of the C2 Sale), and Mr. Knittel, dated as of July 5, 2016, which was filed as Exhibit 10.1 to Form 8-K filed July 11, 2016, Mr. Knittel will be entitled to certain compensation in connection with his departure from CIT.

Section 8 – Other Events

Item 8.01. Other Events.

Sale of Commercial Air Business

On April 4, 2017, CIT announced the completion of the Transactions. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated into this Item 8.01 by reference.

Notice of Redemption of Senior Unsecured Debt

On April 4, 2017, CIT gave notice of its intention to redeem on May 4, 2017 100% of the aggregate principal amount (approximately $4.84 billion) of its outstanding (i) 4.250% Senior Unsecured Notes due August 2017; (ii) 5.250% Senior Unsecured Notes due March 2018; (iii) 6.625% Series C Unsecured Notes due April 2018; and (iv) 5.000% Senior Unsecured Notes due May 2018. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated into this Item 8.01 by reference.

Tender Offer for Senior Unsecured Notes

On April 4, 2017, CIT commenced a tender offer for up to $950 million in the aggregate of its (i) 5.500% Series C Unsecured Notes due February 2019; (ii) 5.375% Senior Unsecured Notes due May 2020; and (iii) 5.000% Senior Unsecured Notes due August 2022. A copy of the press release is attached hereto as Exhibit 99.3 and is incorporated into this Item 8.01 by reference.

Sale of TC-CIT Aviation Joint Venture Stake

On April 3, 2017, CIT announced that it has completed the sale, on March 31, 2017, of its 30 percent ownership stake in the commercial aircraft leasing joint ventures TC-CIT Aviation Ireland and TC-CIT Aviation U.S., Inc. to its joint venture partner; Tokyo Century Corporation (the “JV Transaction”). A copy of the press release is attached hereto as Exhibit 99.4 and is incorporated into this Item 8.01 by reference.

Item 9.01. Exhibits.

(b) Pro forma financial information.

 The Unaudited Pro Forma Balance Sheet of the Company, as of December 31, 2016, is attached hereto as Exhibit 99.5 and is incorporated herein by reference. The Unaudited Pro Forma Consolidated

Balance Sheet of the Company, as of December 31, 2016, was derived from CIT’s historical consolidated financial statements and is presented to give effect to the disposition of the Commercial Air Business.

(d) Exhibits. The following exhibits are being filed herewith:

Exhibit No.	Description
2.1	Purchase and Sale Agreement, dated as of October 6, 2016, by and among CIT Group Inc., C.I.T. Leasing Corporation, Park Aerospace Holdings Limited, Bohai Financial Investment Holding Co., Ltd., and Avolon Holdings Limited (incorporated by reference from Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 12, 2016).
2.2	Letter Agreement, between Park Aerospace Holdings Limited, Avolon Holdings Limited and C.I.T. Leasing Corporation, dated April 3, 2017.
99.1	Press release of CIT Group Inc., dated April 4, 2017, announcing the completion of the Transactions.
99.2	Press release of CIT Group Inc., dated April 4, 2017, announcing the issuance of a notice of redemption of certain of its senior unsecured debt.
99.3	Press release of CIT Group Inc., dated April 4, 2017, announcing the commencement of a tender offer for certain of its senior unsecured notes.
99.4	Press release of CIT Group Inc., dated April 3, 2017, announcing the completion of the JV Transaction.
99.5	Unaudited Pro Forma Consolidated Balance Sheet, as of December 31, 2016, for CIT Group Inc.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Form 8-K contains forward-looking statements within the meaning of applicable federal securities laws that are based upon our current expectations and assumptions concerning future events, which are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated. The words “expect,” “anticipate,” “estimate,” “forecast,” “initiative,” “objective,” “plan,” “goal,” “project,” “outlook,” “priorities,” “target,” “intend,” “evaluate,” “pursue,” “commence,” “seek,” “may,” “would,” “could,” “should,” “believe,” “potential,” “continue,” or the negative of any of those words or similar expressions is intended to identify forward-looking statements. All statements contained in this Form 8-K, other than statements of historical fact, including without limitation, statements about our plans, strategies, prospects and expectations regarding future events and our financial performance, are forward-looking statements that involve certain risks and uncertainties. While these statements represent our current judgment on what the future may hold, and we believe these judgments are reasonable, these statements are not guarantees of any events or financial results, and our actual results may differ materially. Important factors that could cause our actual results to be materially different from our expectations include, among others, the risk that CIT is unsuccessful in implementing its strategy and business plan, the risk that CIT is unable to react to and address key business and regulatory issues, the risk that CIT is unable to achieve the projected revenue growth from its new business initiatives or the projected expense reductions from efficiency improvements, and the risk that CIT becomes subject to liquidity constraints and higher funding costs. We describe these and other risks that could affect our results in Item 1A, “Risk Factors,” of our latest Annual Report on Form 10-K for the year ended December 31, 2016, which was filed with the Securities and Exchange Commission. Accordingly, you should not place undue reliance on the forward-looking statements contained in this Form 8-K. These forward-looking statements speak only as of the date on which the statements were made. CIT undertakes no obligation to update publicly or otherwise revise any forward-looking statements, except where expressly required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIT GROUP INC.
(Registrant)

By:	/s/ E. Carol Hayles
E. Carol Hayles
Executive Vice President & Chief Financial Officer

Dated: April 7, 2017